Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the Annual Report of Alico, Inc. (the “registrant”) on Form 10-K for the year ending August 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, John R. Alexander and Patrick W. Murphy, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.
November 14, 2007
/s/ John R. Alexander
John R. Alexander
Chief Executive Officer
/s/ Patrick W. Murphy
Patrick W. Murphy
Chief Financial Officer